UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Genasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16262 West Bernardo Drive
San Diego, California 92127

(Address of Principal Executive Offices)

858-676-1112
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.00001 par value per share	GNSS	NASDAQ Capital Market

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on March 15, 2022. The following is a brief description of each matter voted upon at the 2022 Annual Meeting, as well as the number of votes cast for, against or withheld as to each matter and the number of abstentions and broker non-votes with respect to each matter:

Election of Directors:

The six individuals listed below were elected at the 2022 Annual Meeting to serve for a one-year term on the Company’s Board of Directors:

	Number of Shares	Number of Shares
Nominee	Voted For	Withheld
Scott L. Anchin	18,022,603	665,931
Laura M. Clague	16,750,287	1,938,247
Richard S. Danforth	18,109,454	579,080
Richard H. Osgood III	16,138,698	2,549,836
Susan Lee	17,984,719	703,815
Caltha Seymour	17,976,832	711,702

Ratification of Independent Registered Public Accounting Firm:

The ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2022 was approved by the following votes:

For	Against	Abstain
28,192,179	450,740	173,973

Advisory Vote on the Compensation of the Company’s Named Executive Officers:

The compensation of the Company’s named executive officers as described in its Proxy Statement was approved, on an advisory, non-binding basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
17,796,005	673,891	218,638	10,128,358

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2022
Genasys Inc.

	By:	/s/ Dennis D. Klahn
Dennis D. Klahn
Chief Financial Officer